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                                                                    Exhibit 21.1

                           SUBSIDIARIES OF THE COMPANY

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NAME                                                LOCATION                                 STATE OF
----                                                --------                                 --------
                                                                                             INCORPORATION
                                                                                             -------------

Advanced Communications Corporation                 Columbia, South Carolina, USA            South Carolina

American Telephone Wiring Company                   Charleston, West Virginia, USA           West Virginia

Associated Network Solutions, Inc.                  St. Petersburg, Florida, USA             Florida

ATIMCO Network Services, Inc.                       Pittsburgh, Pennsylvania, USA            Pennsylvania

BBox Holding Company                                Wilmington, Delaware, USA                Delaware

BB Technologies, Inc.                               Wilmington, Delaware, USA                Delaware

Black Box Corporation of Pennsylvania               Lawrence, Pennsylvania, USA              Delaware

Business Communication Concepts, Inc.               Sterling, Virginia, USA                  Virginia

Cable Consultants, Incorporated                     Atlanta, Georgia, USA                    Georgia

Comm Line, Inc.                                     Cincinnati, Ohio, USA                    Ohio

Communication Contractors, Inc.                     Chicago, Illinois, USA                   Illinois

Florida Intranet Group, Inc.                        Miami, Florida, USA                      Florida

Key-Four, Inc.                                      Atlanta, Georgia, USA                    Georgia

Koncepts Communications of L.I., Corp.              Westbury, New York, USA                  New York

Midwest Communications Technologies, Inc.           Columbus, Ohio, USA                      Ohio

Todd Communications, Inc.                           Winston-Salem, North Carolina, USA       North Carolina

Alpeco International Foreign Sales Corporation      Bridgetown, Barbados

Alpeco Puerto Rico, Inc.                            San Juan, Puerto Rico

Black Box Catalog Australia Pty. Ltd.               Croydon VIC, Australia

Black Box Canada Corporation                        Ontario, Canada

Black Box Catalog New Zealand Limited               Wellington, New Zealand

Black Box Catalogue, Ltd.                           Reading, England

Black Box Communication SANV                        Zaventum, Belgium

Black Box Comunicaciones, SA                        Madrid, Spain

Black Box Datacom, B.V.                             Utrecht, Netherlands

Black Box de Mexico, S.A. de C.V.                   Mexico City, Mexico

Black Box Deutschland GmbH                          Munich, Germany

Black Box do Brazil Industria e Comercio Ltda.      Sao Paulo, Brazil

Black Box France, S.A.                              Rungis, France

Black Box Foreign Sales Corporation                 St. Thomas, U.S.V.I.

Black Box Italia, SpA                               Vimodrone, Italy

Black Box Japan Kabushiki Kaisha                    Tokyo, Japan

Datacom Black Box Services AG                       Altendorf, Switzerland

Datacom Black Box Holding, AG                       Zug, Switzerland

Ohmega Installations Limited                        Newbury, Berkshire, England

South Hills Datacomm Chile, S.A.                    Santiago, Chile
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